POWER OF ATTORNEY

Rebecca Susan Wooters

Know all by these presents, that the undersigned hereby constitutes and appoints Bryan Joseph Pechersky the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Upbound Group, Inc. (the "***Company***"), (i) Form ID or other designated form to obtain appropriate filing codes with the U.S. Securities and Exchange Commission ("***SEC***"); (ii) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and (iii) Form 144 as may be required in connection with any public resales of Company securities by the undersigned (collectively, together with any amendments thereto, the "***SEC Forms***");

2. act as an account administrator to manage the EDGAR account and EDGAR Access Codes for the undersigned;

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any SEC Forms and file such forms with the SEC and any stock exchange or similar authority, including without limitation, preparation and execution of any related forms, applications or documents; and

4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done, or shall lawfully have already done or caused to be done, by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or any other legal requirements of the undersigned.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any SEC Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to either of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of September, 2025.

Rebecca S Wooters
Name: Rebecca Susan Wooters
Title: Individual

STATE OF TEXAS
COUNTY OF Collin

On this 30th day of September, 2025, before me personally came Rebecca S Wooters, known to me to be the person described in and who executed the foregoing instrument and he/she acknowledged to me that he/she executed the same.

Notary Public

AMY STUBBE
My Notary ID # 130710462
Expires June 22, 2028